SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

streetTRACKS® GOLD TRUST
(Exact name of registrant as specified in its charter)

State of New York	81-6124035
(Jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

World Gold Trust Services, LLC 444 Madison Avenue New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
streetTRACKS® Gold Shares	NYSE Arca, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-139016

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.  Description of Registrant’s Securities to be Registered.

A description of the streetTRACKS® Gold Shares to be registered hereunder is contained in the section entitled “Description of the Shares” in the Registrant’s 424(b)(5) Prospectus (Securities Act file number 333-139016) filed with the Securities and Exchange Commission on July 24, 2007, which is incorporated herein by reference.

Item 2.  Exhibits

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed with this registration statement on Form 8-A, because no other securities of the Registrant are registered on NYSE Arca, Inc. and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: December 11, 2007	streetTRACKS® Gold Trust
(Registrant)
	By:	World Gold Trust Services, LLC (Sponsor)
	By:	/s/ James Burton
Name: James Burton
Title: Managing Director